Exhibit 24.1

APPROVAL TO FILE A REGISTRATION STATEMENT TO PERMIT THE

ISSUANCE OF SECURITIES THROUGH PUBLIC OFFERINGS

WHEREAS, The Board of Directors (the “Board”) of Southwest Gas Corporation (the “Corporation”) has determined it is in the best interests of the Corporation and its shareholders to obtain funds through the issuance and sale in public offerings, from time-to-time, in one or more transactions and on a delayed or continuous basis (the “Shelf Offering”), of securities of the Corporation of various types, including, but not limited to, one or more series of senior debt securities, subordinated debt securities, medium-term notes, common stock, preferred stock, guarantees, units, depository shares, and warrants to purchase one or more of the foregoing, separately or together, as a single series or as a separate series, in such amounts, at such prices and on such terms as determined at the time of issuance by the Board or their designees (collectively, the “Securities”) either directly or indirectly through one or more of its existing financing subsidiaries or affiliates;

WHEREAS, The Board has determined it is in the best interest of the Corporation and its shareholders to file a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) in order to offer, issue and sell the Securities in connection with the Shelf Offering;

NOW, THEREFORE, BE IT RESOLVED, That the Chief Executive Officer, President, Chief Financial Officer, Senior Vice President/Finance, Vice President/Treasurer, Chief Accounting Officer, Corporate Secretary and Assistant Corporate Secretaries (collectively, the “Authorized Officers”) are, and each of them hereby is, authorized in the name and on behalf of the Corporation to cause to be prepared and duly executed and filed with the SEC such Registration Statement registering the sale of the Securities from time to time by the Corporation, which authorization includes the filing of all necessary or advisable supplements and amendments thereto, including with respect to the prospectus which forms a part thereof, in compliance with the Securities Act of 1933, as amended (the “Act”), and any “free writing prospectus” or any necessary qualifications or other documents in order to comply with the applicable securities laws of states in which participants in the Shelf Offering may reside, and to file, or cause to be filed, any and all other documents, and to take any and all actions, they may deem necessary or advisable in order to issue and sell the Securities in connection with the Shelf Offering, with such Authorized Officer’s execution thereof, in case of each of the foregoing, to be conclusive evidence of his approval and of the approval of this Board; and

RESOLVED FURTHER, That the Authorized Officers are, and each of them hereby is, authorized to prepare and file, or cause to be prepared and filed, any amendments (including pre- and post-effective amendments) or supplements to any such Registration Statement, as well as any “free writing prospectus,” together with all documents required as exhibits to such Registration Statement, or any amendments or supplements thereto, and any certificates, letters, applications and other documents in connection therewith, which may be required to be filed with the SEC under the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or which any Authorized Officer so acting deems appropriate for filing with respect to the Shelf Offering or to effect the registration of the offer, sale and issuance of any Securities, and to take any and all action that any Authorized Office may deem necessary or advisable, the preparation or filing of such documents or the taking of such actions to be conclusive evidence of the appropriateness, necessity or advisability thereof; and

RESOLVED FURTHER, That the Authorized Officers are, and each of them is, hereby authorized and directed for and on behalf of the Corporation to complete such other actions and execute such other documents as they may deem necessary or appropriate to cause the Registration Statement, as may be amended and supplemented, to comply with the Act and the rules and regulations thereunder, and to become effective under the Act and the rules and regulations thereunder; and

RESOLVED FURTHER, That the Authorized Officers are, and each of them is, hereby authorized and directed for on behalf of the Corporation to execute and deliver or file any and all necessary or appropriate forms, notices or applications, listing applications and any amendments or supplements thereto, and take such other action as may be necessary or appropriate to list any securities issued or to be issued in connection with the Shelf Offering on the New York Stock Exchange or on another securities exchange or system of automated dealer quotations that any such Authorized Officer may deem appropriate; and

RESOLVED FURTHER, That the Vice President/Treasurer, or such other individual as the Board may determine from time to time, is hereby designated as agent for service of process for the Corporation with respect to the Registration Statement, with the powers conferred upon such person by the Act and the rules and regulations thereunder; and

RESOLVED FURTHER, That the Authorized Officers and counsel to the Corporation, each with full authority to act without the others, be, and each of them hereby is, authorized to appear on behalf of the Corporation before the SEC in connection with any matter relating to the Registration Statement and any amendments or supplements thereto; and

RESOLVED FURTHER, That each appropriate executive officer of the Corporation be, and each of them hereby is, authorized and empowered to execute and deliver, in his or her capacity as such officer of the Corporation and in his or her capacity as signatory for and on behalf of the Corporation, and each director of the Corporation hereby appoints Jeffrey W. Shaw and George C. Biehl (or such other individuals as the Board may determine from time to time), and each of them individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for such person and in such person’s name, power, place and stead, in any and all capacities, to sign the Registration Statement and any and all supplements and pre- and post-effective amendments thereto relating to the offer, sale and issuance of Securities pursuant to the Registration Statement, and to file the same with all exhibits thereto, and all other supplements, amendments and documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every necessary act and thing, as fully to all intents and purposes as they might or could do in person, and ratifying and confirming all that said attorneys-in-fact or agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof; and

RESOLVED FURTHER, That the Authorized Officers be, and each hereby is, authorized, in the name and on behalf of the Corporation, to file, for and in the name of and on behalf of the Corporation, one or more indentures, trust agreements, security agreements, guarantee agreements or any other agreement (and, in each case, any supplements or amendments thereto) as exhibits to the Registration Statement in connection with the Shelf Offering providing for the terms and conditions of one or more Securities, with such trustee, trustees or other counter-parties and in such form or forms, and with such changes, additions and deletions as the Authorized Officer(s) shall approve; and

RESOLVED FURTHER, That the Authorized Officers be, and each hereby is, authorized, in the name and on behalf of the Corporation, to negotiate, and with Board approval, execute and deliver, for and in the name of and on behalf of the Corporation, one or more indentures, trust agreements, security agreements, guarantee agreements or any other agreement (and, in each case, any supplements or amendments thereto), in connection with the Shelf Offering providing for the terms and conditions of one or more Securities, with such trustee, trustees or other counter-party and in such form or forms, and with such changes, additions and deletions as the Authorized Officer(s) executing such indentures, trust agreements, security agreements, guarantee agreements or any other agreement (and, in each case, any supplements or amendments thereto) shall approve, such Authorized Officer’s execution thereof to be conclusive evidence of such Authorized Officer’s and the Board’s approval thereof; and

RESOLVED FURTHER, That the Authorized Officers are, and each of them hereby is, authorized in the name and on behalf of the Corporation to take or cause to be taken any and all actions that any Authorized Officer deems necessary or appropriate to select a trustee and qualify any indenture under the Trust Indenture Act of 1939, as amended; and

RESOLVED FURTHER, That the Authorized Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to negotiate with third parties, including, without limitation, purchasers, agents, dealers, underwriters, transfer agents, paying agents, trustees, self-regulatory organizations and governmental authorities, with respect to the terms and conditions of any necessary or appropriate documents, instruments, agreements or other understandings with respect to any offering, sale or issuance of Securities pursuant to the Registration Statement (collectively “Transaction Documents”) and, subject to the approval of the Board, to execute and deliver, in the name and on behalf of the Corporation, any such Transaction Documents; and

RESOLVED FURTHER, That the Authorized Officers be, and each of them hereby is, authorized and empowered to, in compliance herewith and in each case with the approval of the Board, on behalf of the Corporation sell and deliver any Securities upon the terms and conditions stated in any such applicable Transaction Documents, and to take such actions and execute such certificates and other documents necessary or appropriate in connection with the sale of any such Securities, and to do all things any such Authorized Officer may deem necessary or appropriate to carry out the terms and provisions of any such Transaction Documents; and

RESOLVED FURTHER, That the Authorized Officers be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to make application to one or more nationally recognized statistical rating organizations as he, she or they shall deem necessary or appropriate in order to achieve ratings of the Securities or any of them, as applicable, and to appear before any such rating agency or agencies, and to execute and deliver any and all papers and agreements, and to do any and all things which may be necessary, appropriate or desirable to achieve such ratings; and

RESOLVED FURTHER, That the Authorized Officers are, and each of them hereby is, authorized and directed to determine and approve the form of any prospectus or prospectus supplement to be used in connection with the offering and sale of the Securities; and

RESOLVED FURTHER, That the Authorized Officers are, and each of them hereby is, authorized to prepare and file, or cause to be prepared and filed, on behalf of the Corporation such applications or other documents deemed necessary or advisable by any of the Authorized Officers to obtain any required authorizations, consents or waivers of any regulatory bodies in connection with any offer or sale of the Securities; and

RESOLVED FURTHER, That the Authorized Officers are, and each of them hereby is, authorized to, upon approval from the Board, execute and deliver in the name and on behalf of the Corporation an agreement or agreements with such underwriters, lead or managing underwriters, investment bankers or other financial and sales representatives or agents relating to the sale of the Securities (each, an “Underwriting Agreement”), such Authorized Officer’s execution thereof to be conclusive evidence of his approval and of the approval of this Board; and that the Authorized Officers are, and each of them hereby is, authorized to cause the Securities to be issued and delivered to the purchasers described in such Underwriting Agreement against payment therefor in the manner and on the terms and conditions provided in any such Underwriting Agreement; and

RESOLVED FURTHER, That the Authorized Officers be, and each of them hereby is, with respect to the Registration Statement and any filings made or to be made with the SEC or any other governmental authority relating thereto, and in the name and on behalf of the Corporation, authorized, among other things and without limiting any other powers or authority granted to such Authorized Officers herein, to: (i) withdraw the Registration Statement or any amendment, supplement or exhibit thereto; (ii) prepare and file requests for the acceleration of the effective date of the Registration Statement under the Act, to the extent necessary or appropriate; (iii) select and appoint the applicable underwriters, brokers, dealers, transfer agents, fiduciaries and other third parties in connection with any offer, sale or issuance of the Securities; and (iv) cause the Securities to be issued and/or delivered.

RESOLVED FURTHER, That the powers and authority delegated by the Board to the Authorized Officers herein shall remain in full force and effect until revoked by the Board; and

RESOLVED FURTHER, That the Authorized Officers are, and each of them hereby is, authorized in the name and on behalf of the Corporation to prepare and file, or cause to be prepared and filed, an application for listing the Securities on the New York Stock Exchange and/or any other stock exchange or exchanges that any of the Authorized Officers deems appropriate, if listing of the Securities is deemed advisable by any Authorized Officer; and that the Authorized Officers are, and each of them hereby is, authorized in the name and on behalf of the Corporation to execute and deliver such applications and any listing agreements or documents required by any such Exchange in connection therewith, and to make such changes in any of the same as may be necessary or appropriate to conform with the requirements for listing, and to communicate with and to appear (if requested) before the officials of any such Exchange, and to file, or cause to be filed, amendments or supplements to any of the foregoing documents and take such other action that any Authorized Officer deems appropriate, including but not limited to the registration of the Securities under the Exchange Act; and

RESOLVED FURTHER, That the Authorized Officers are, and each of them hereby is, authorized in the name and on behalf of this Corporation, to take any and all actions which they, or any of them, may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Securities for issue, offer, sale or trade as required by the Blue Sky or securities laws of any state or other jurisdiction in which the Securities are offered, to effect the registration or licensing (or exemption therefrom) of the Corporation and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any application, report, consent to service of process, appointment of attorney to receive service or process or other papers and instruments which may be required under such laws, and to take any and all further action which they or any of the may deem necessary or advisable in order to maintain any such registration, qualification or exemption for as long as they or any of them may deem necessary or advisable; and the uniform form of Blue Sky resolution and any other resolution required by any such authority to be filed in connection with any applications, consents to service, registrations, covenants or other documents required by law or counsel to the Corporation to accomplish the foregoing is hereby adopted; and

RESOLVED FURTHER, That there is hereby adopted the form of any and all resolutions required by any such authority or authorities to be filed in connection with such papers and documents; and that the Secretary and/or Assistant Secretary of the Corporation be, and each of them hereby is, authorized, directed and empowered to attach hereto a copy of such resolutions, if any, which resolutions shall be deemed to be adopted by the Board and incorporated herein by reference, with the same force and effect as if specifically set forth and approved herein, and that the Secretary and/or Assistant Secretary of the Corporation be, and each of them hereby is, authorized, directed and empowered to certify to any such jurisdiction that any such form of resolution has been approved herein; and

RESOLVED FURTHER, That the Authorized Officers be, and each of them hereby is, authorized, directed and empowered to execute and file irrevocable written consents on the part of the Corporation to service of process in such states of the United States wherein such consents to service of process may be requisite under the securities laws thereof in connection with said registration or qualification of any Securities or any part of them and to appoint the appropriate state official as the agent of the Corporation for the purpose of receiving and accepting process; and

RESOLVED FURTHER, That the Securities shall be executed on behalf of the Corporation by any one or more of the Authorized Officers, under the corporate seal of the Corporation reproduced or otherwise imprinted thereon, and shall be attested by the Corporation’s Secretary or any of its Assistant Secretaries; that the signature of each or both of such officers on the Securities may be manual or facsimile; that the Securities bearing the manual or facsimile signatures of individuals who were at the time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Securities or did not hold such offices at the dates of issuance of such Securities; and

RESOLVED FURTHER, That the Authorized Officers are, and each of them hereby is, authorized to appoint in the name and on behalf of the Corporation one or more trustees, fiscal agents, transfer agents, depositary share agents, warrant agents and such other corporate or fiscal representatives and fiduciaries to facilitate the offer, issuance and sale of the Securities, and to execute and deliver in the name of them have ceased to hold such offices prior to the authentication and delivery of the Securities or did not hold such offices at the dates of issuance of such Securities; and

RESOLVED FURTHER, That the Authorized Officers are, and each of them hereby is, authorized to pay any and all expenses and fees arising in connection with the issuance and sale of the Securities, including, without limitation, qualification under the Act or under the Blue Sky or securities laws of any state or other jurisdiction in which the Securities are offered, any listings of the Securities on any Exchange and otherwise in connection with matters contemplated by these resolutions; and

RESOLVED FURTHER, That the Authorized Officers are, and each of them hereby is, authorized and empowered in the name and on behalf of the Corporation to make all such arrangements, to do and perform all such acts and things, and to execute and deliver all such officers’ certificates, financing documents and any such other instruments, documents or agreements as any Authorized Officer deems necessary or appropriate in order to carry out, comply with and effectuate the intent and purpose of the foregoing resolutions and any of the transactions contemplated thereby, and that the authority of each such Authorized Officer to execute and deliver any such documents, instruments and agreements and to take any such other actions in accordance herewith shall be conclusively evidenced by their execution and delivery thereof or their taking thereof; and

RESOLVED FURTHER, That all action heretofore taken and all documentation heretofore delivered by any of the Authorized Officers, in furtherance of and consistent with the foregoing is hereby ratified, adopted, approved, confirmed and declared to be binding and enforceable obligations of the Corporation in accordance with the respective terms and provisions thereof.